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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 22, 2002


                             SEALED AIR CORPORATION
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            (Exact Name of Registrant as Specified in its Charter)



           Delaware                   1-12139                 65-0654331
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       (State or Other        (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                           Identification No.)



            Park 80 East
      Saddle Brook, New Jersey                              07663-5291
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(Address of Principal Executive Offices)                    (Zip Code)

                                  201-791-7600
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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          (Former Name or Former Address, If Changed Since Last Report)



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Item 9. Regulation FD Disclosure.

      Sealed Air Corporation (the "Company") announced today that William V. Hickey, President, Chief Executive Officer and a Director of the Company, sold a total of 7,500 shares of the Company's common stock ("Common Stock") on May 24, 2002 and May 28, 2002, at a price of $46.00 per share. The aggregate value of these open market sale transactions was $345,000.00. Mr. Hickey advised the Company that the purpose of these sales was for payment of taxes arising from the vesting of awards of Common Stock under the Company's Contingent Stock Plan, which awards became taxable in 2002. Also, on May 22, 2002, Mr. Hickey made a gift of 2,000 shares of Common Stock to a charitable organization. Following such transactions, Mr. Hickey holds 317,853 shares of Common Stock directly, 13,594 shares of Common Stock indirectly (by the Company's Profit-Sharing Plan), and 136 shares of Series A Convertible Preferred Stock of the Company.

      The appropriate forms to report these transactions under Section 16 of the Securities Exchange Act of 1934, as amended, will be filed with the Securities and Exchange Commission within the timetable required by current regulations.

      The Company has disclosed Mr. Hickey's transactions on this Current Report on Form 8-K in keeping with the current emphasis on prompt disclosure of Company stock transactions in view of Mr. Hickey's role as President and Chief Executive Officer of the Company.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          SEALED AIR CORPORATION

                                          By:  /s/ Mary A. Coventry
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                                          Name: Mary A. Coventry
                                          Title: Vice President

Dated:  May 29, 2002